                                            Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement No. 333-266901 on Form S-8 of Faraday Future Intelligent Electric Inc. of our report dated March 9, 2023, relating to the consolidated financial statements of Faraday Future Intelligent Electric Inc. for the year ended December 31, 2022 appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Mazars USA LLP
New York, NY
March 9, 2023